    As filed with the Securities and Exchange Commission on November 25, 1998

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             Registration Statement
                                      under
                           THE SECURITIES ACT OF 1933

                            MERRILL LYNCH & CO., INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                                             13-2740599
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                             World Financial Center
                                   North Tower
                          New York, New York 10281-1334
                                 (212) 449-1000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  ------------
                              MARK B. GOLDFUS, ESQ.
                         General Counsel - Corporate Law
                            Merrill Lynch & Co., Inc.
                            222 Broadway - 17th Floor
                            New York, New York 10038
                                 (212) 670-0180
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement, in connection with resales of common stock described herein.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------

   Title of securities             Amount to            Proposed maximum        Proposed maximum aggregate         Amount of
    to be registered             be registered     offering price per share          offering price          registration fee(2)

--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.33-1/3 per share,
(including Preferred Stock
Purchase Rights) (1)............ 408,000 shares    $65.4375                      $26,698,500                  $7,422.18

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock; value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(2)  Calculated in accordance with Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS




                                 408,000 Shares

                            MERRILL LYNCH & CO., INC.

                                  Common Stock

                                  -------------

This prospectus relates to resales of up to 408,000 shares of Common Stock of Merrill Lynch & Co., Inc. (the "Company"), par value $1.33-1/3 per share ("Common Stock"), by the former owners of Howard Johnson & Company ("Selling Shareholders"). The Selling Shareholders acquired the shares of Common Stock which were issued under the terms of a merger agreement pursuant to which a subsidiary of the Company acquired Howard Johnson & Company in October 1998. See "Selling Shareholders", "Plan of Distribution", and "Use of Proceeds". The outstanding shares of the Company's Common Stock are, and the shares offered hereby will be, listed and principally traded on the New York Stock Exchange under the symbol "MER". The closing price of the Company's Common Stock on November 18, 1998, as reported on the New York Stock Exchange was $65.625 per share.

The shares will not be offered through an underwriter. The Selling Shareholders have advised the Company that they may sell their shares by means of ordinary brokers' transactions or block trades on the New York Stock Exchange or any other exchange on which the Common Stock of the Company is listed from time to time, in the over-the-counter market or in private sales, at market prices prevailing at the time of such sales or negotiated prices, and that selling brokers will be paid usual and customary commissions.

The Company is bearing all expenses relating to the registration and listing of the shares but each Selling Shareholder will bear the cost of the brokerage commissions and other expenses incurred by a Selling Shareholder in connection with the sale of his or her shares.

                                  -------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -------------

No person is authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                  -------------

                             Merrill Lynch & Co. Inc
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000


                 The date of this Prospectus is November   , 1998.

                                TABLE OF CONTENTS


                                                                                                        Page
                                                                                                        ----

         Available Information...........................................................................2
         Description of Merrill Lynch & Co., Inc.'s Business.............................................3
         Use of Proceeds.................................................................................4
         Market Prices and Dividend Policy...............................................................4
         Selling Shareholders............................................................................4
         Plan of Distribution............................................................................6
         Description of the Company's Common Stock.......................................................6
         Incorporation of Certain Documents by Reference.................................................8
         Experts.........................................................................................8
         Validity of the Company's Common Stock..........................................................9












         The Company will, upon request, provide a copy of any or all of the documents incorporated herein by reference to each person to whom this prospectus is delivered. The copies of such documents will be provided without charge and will not include exhibits (other than exhibits specifically incorporated by reference). Requests for such copies may be made orally or in writing and may be directed to Lawrence M. Egan, Jr., Assistant Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512 (telephone number: (212) 602-8435).

               DESCRIPTION OF MERRILL LYNCH & CO. INC.'S BUSINESS

 - The Company is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis.

 - The Company's principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group.

 - Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada.

 - The Company's asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities.

 - Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are the Company's primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals.

 - The Company's operations in insurance services consist of the underwriting of life insurance and annuity products.

 - Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

         The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281 and its telephone number is (212) 449-1000.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                                 USE OF PROCEEDS

         The Selling Shareholders will receive the proceeds from the sale of the shares, less any brokerage commissions paid by the Selling Shareholders. The Company will receive no part of the proceeds from the sale of the shares.

                        MARKET PRICES AND DIVIDEND POLICY

         The Common Stock is listed and principally traded on the New York Stock Exchange ("NYSE") under the symbol "MER". The Common Stock is also listed on certain other United States and foreign stock exchanges. There were approximately 19,217 registered stockholders of the Common Stock as of November 18, 1998. The table below sets forth the high and low sales prices of the Common Stock as reported for NYSE Composite Transactions and the quarterly cash dividends declared per share of the Common Stock during the periods indicated. The Common Stock prices and dividends reflect the retroactive effect of a two-for-one stock split, effected in the form of a 100% stock dividend, paid on May 30, 1997.


                                                                                                 Price Range          Cash Dividends
                                                                                                Low         High         Declared
                                                                                              ---------   ---------      --------

1996
First Quarter..............................................................................   $24 11/16    $31 1/4         $.130
Second Quarter.............................................................................    28 1/8       34 1/16         .150
Third Quarter..............................................................................    27 1/8       33 3/8          .150
Fourth Quarter.............................................................................    32 9/16      42 9/16         .150

1997
First Quarter..............................................................................    $39 1/4     $52             $.150
Second Quarter.............................................................................     42 1/16     63 7/8          .200
Third Quarter..............................................................................     59 1/16     75 1/8          .200
Fourth Quarter.............................................................................     61 1/4      78 3/16         .200

1998
First Quarter..............................................................................   $60 7/16     $87 1/4         $.200
Second Quarter.............................................................................    82 1/4      100              .240
Third Quarter..............................................................................    51 1/2      109 1/8          .240
Fourth Quarter (through November 18, 1998).................................................    35 3/4       68              .240


         See the cover page for the closing price for the Common Stock on the NYSE on November 18, 1998.

         The Company's Board of Directors presently intends to continue to pay regular quarterly cash dividends; however, the declaration and payment of future dividends will be determined by the Board of Directors in its sole discretion. The Board of Directors' decisions concerning the declaration and payment of future dividends will depend on the earnings, financial condition and capital needs of the Company and other factors which the Board of Directors deems relevant.

                              SELLING SHAREHOLDERS

         All of the Selling Shareholders are former equity owners of Howard Johnson & Company. The Selling Shareholders acquired their shares under the terms of an Agreement and Plan of Reorganization, dated as of August 28, 1998, pursuant to which one of the Company's subsidiaries acquired Howard Johnson & Company in October 1998. The table below sets forth each Selling Shareholder's affiliation with the Company and the aggregate number of shares of Common Stock owned by each Selling Shareholder prior to the offering made hereby:


---------------------------------- --------------------------------------------------- ------------------------------
       Selling Shareholder                      Affiliation with Company                Number of shares of Common
                                                                                         Stock beneficially owned
                                                                                          prior to this offering
---------------------------------- --------------------------------------------------- ------------------------------
        Howard J. Johnson                 Vice Chairman of Group Employee Services              137,196
        Brendan O'Farrell                       Employee, Howard Johnson                        137,155
          John R. Claus                         Employee, Howard Johnson                         63,917
          Kent Buckles                        Co-Manager of Howard Johnson                       13,188
           Nancy Greer                     Financial Officer, Howard Johnson                     13,188
           Nathan Skow                          Employee, Howard Johnson                         10,550
         Dennis R. Olson                        Employee, Howard Johnson                          7,033
        Catherine C Allen                       Employee, Howard Johnson                          5,275
      Timothy M. Wulfekuhle                     Employee, Howard Johnson                          2,936
        Dennis W. Fidler                        Employee, Howard Johnson                          2.461
        William S. Small                        Employee, Howard Johnson                          1,881
           Kevin Young                          Employee, Howard Johnson                          1,213
           William Yee                      Former Employee, Howard Johnson                       1,213
          Carla R. Wall                         Employee, Howard Johnson                          1,055
         John D. Bostrom                        Employee, Howard Johnson                            879
          Kelly J. Hoal                         Employee, Howard Johnson                            756
         David E. Olsho                         Employee, Howard Johnson                            703
         J. Michael Nash                        Employee, Howard Johnson                            685
        Thomas C. Walker                    Former Employee, Howard Johnson                         615
      Barbara Weaver Lloyd                      Employee, Howard Johnson                            527
        Laura K. Cavender                       Employee, Howard Johnson                            527
          James Dolstad                         Employee, Howard Johnson                            527
         Joshua G. Kors                     Former Employee, Howard Johnson                         527
        William P. Marks                        Employee, Howard Johnson                            410
       Allan B. Culverwell                      Employee, Howard Johnson                            351
        Nancy M. Rizzuto                        Employee, Howard Johnson                            351
          Eric Woodbury                         Employee, Howard Johnson                            351
      Robert J. Hasslinger                      Employee, Howard Johnson                            293
         O. Rachel Coil                         Employee, Howard Johnson                            263
         Joyce M. Oshita                        Employee, Howard Johnson                            175
        Thomas B. O'Brien                       Employee, Howard Johnson                            175
        Alicia R. Schmidt                       Employee, Howard Johnson                            175
       Douglas G. Brownlee                      Employee, Howard Johnson                            175
       Thomas E. Kuuksvere                      Employee, Howard Johnson                            175
       Michael J. Lorengo                       Employee, Howard Johnson                            175
         Fumiko Murakami                        Employee, Howard Johnson                            175
        Daniel L. Reddick                       Employee, Howard Johnson                            175
        Stephanie L. Sent                       Employee, Howard Johnson                            175
         Peggy A. Crist                     Former Employee, Howard Johnson                         175

---------------------------------- --------------------------------------------------- ------------------------------

         The maximum number of shares that each Selling Shareholder may sell pursuant to this prospectus is not currently determined, but the aggregate number of shares sold pursuant to this prospectus will not exceed 408,000. Assuming all such shares are sold pursuant to this prospectus, the amount of Common Stock beneficially owned by the Selling Shareholders as of November 1, 1998, which represents in each case less than 1% of the outstanding Common Stock, will be unaffected. There can be no assurance, however, that the Selling Shareholders will sell all or any portion of the shares offered hereby.

                              PLAN OF DISTRIBUTION

         The shares will not be offered through an underwriter. The Selling Shareholders have advised the Company that they may sell their shares by means of ordinary brokers' transactions or block trades on the New York Stock Exchange or any other exchange on which the Common Stock is listed from time to time, in the over-the-counter market or in private sales, at market prices prevailing at the time of such sales or negotiated prices, and that selling brokers will be paid usual and customary commissions.

         All expenses relating to the registration and listing of the shares are being borne by the Company, but the brokerage commissions and other expenses of sale incurred by a Selling Shareholder will be borne by such Selling Shareholder.

                    DESCRIPTION OF THE COMPANY'S COMMON STOCK

         The following description sets forth the general terms of the Company's Common Stock and of the rights attached thereto. The description set forth below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Restated Certificate of Incorporation and the Amended and Restated Rights Agreement, each of which is filed as an exhibit to the registration statement.

General

         The Company's authorized capital stock consists of 1,000,000,000 shares of the Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share, issuable in series ("Preferred Stock"). As of October 30, 1998, there were 354,712,004 shares of the Common Stock outstanding. The Common Stock is traded on the NYSE under the symbol "MER" and also on the Chicago Stock Exchange, the Pacific Exchange, the Paris Bourse, the London Stock Exchange and the Tokyo Stock Exchange.

         The shares of Common Stock, when issued, are fully paid and nonassessable. Holders thereof have no preemptive rights to subscribe for any additional securities which may be issued by the Company. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future. As of August 19, 1998, 17,000,000 depositary shares, each representing a one-four-hundredth interest in a share of 9% Cumulative Preferred Stock, Series A, were outstanding. The Board of Directors of the Company may cause additional shares of Common Stock or Preferred Stock to be issued to obtain additional financing, in connection with acquisitions, to officers, directors and employees of the Company and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes.

        The Company is the principal transfer agent for the Common Stock.

         Because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of the Common Stock, to participate in the distribution of assets of any subsidiary of the Company upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of the preferred stock of such subsidiary.

Dividends

         The Company may pay dividends on the Common Stock out of funds legally available therefor as, if and when declared by the Board of Directors of the Company (or a duly authorized committee thereof).

         As of the date hereof, subsidiaries of the Company have issued $1.725 billion of perpetual Trust Originated Preferred Securities. In connection with the issuance of such Trust Originated Preferred Securities, the Company has agreed, among other things, that if full distributions on such securities have not been paid or set apart for payment or the Company is in default of certain related guarantee obligations, the Company, with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the Common Stock.

Liquidation Rights

         Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Company's Common Stock will be entitled to receive, after payment of all of its debts, liabilities and of all sums to which holders of any Preferred Stock may be entitled, all of the remaining assets of the Company.

Voting Rights

         The holders of the Common Stock currently possess exclusive voting rights in the Company. However, in connection with a plan of arrangement involving Midland Walwyn, Inc. and the Company ("Plan of Arrangement"), the Company has issued to a trustee for the benefit of the holders of exchangeable shares of a subsidiary of the Company ("Exchangeable Shares"), a special voting share carrying voting rights equal to the number of outstanding Exchangeable Shares from time to time not owned by the Company and its affiliates. The Board of Directors of the Company may also specify voting power with respect to any Preferred Stock which may be issued in the future. Each holder of Common Stock is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors. Actions requiring approval of stockholders generally require approval by a majority vote of outstanding shares.

         The Board of Directors of the Company is currently comprised of 14 directors, divided into three classes, the precise number of members to be fixed from time to time by the Board of Directors. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders.

Rights Agreement

         On December 2, 1997, the Board of Directors of the Company approved and adopted the Amended and Restated Rights Agreement, which amends and restates the plan that had originally been adopted in December 1987 (the "Rights Agreement"). Under the Rights Agreement, preferred purchase rights (the "Rights") were distributed to holders of Common Stock. The Rights will separate from the Common Stock ten days following the earlier of: (a) an announcement of an acquisition by a person or group ("acquiring party") of 15% or more of the outstanding common shares of the Company; or (b) the commencement of a tender or exchange offer for 15% or more of the shares of Common Stock outstanding.

         The Rights are attached to each outstanding share of Common Stock and will attach to all subsequently issued shares, including Common Stock that may be delivered pursuant to this Prospectus. The Rights entitle the holder to purchase fractions of a share ("Units") of Series A Junior Preferred Stock, par value $1.00 per share (the "Series A Junior Preferred Stock") at an exercise price of $300 per Unit, subject to adjustment from time to time as provided in the Rights Agreement. The Units are nonredeemable and have voting privileges and certain preferential dividend rights. The exercise price and the number of Units issuable are subject to adjustment to prevent dilution.

         If, after the Rights have separated, (i) the Company is the surviving corporation in a merger with an acquiring party, (ii) a person becomes the beneficial owner of 15% or more of the Common Stock, (iii) an acquiring party engages in one or more "self-dealing" transactions, or (iv) an event occurs which results in such acquiring party's ownership interest being increased by more than 1%, then each holder of a Right will have the right to purchase, upon exercise, Units of Series A Junior Preferred Stock (or, under certain circumstances, Common Stock, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right and, in addition, Rights held by, or transferred in certain circumstances by, an acquiring party may immediately become void.

          In the event that, at any time, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, or (ii) any person consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for securities, cash or property of any other person or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a right shall thereafter have the right to purchase, upon exercise, common stock of the acquiring party having a value equal to two times the exercise price of the Right. The Rights expire on December 2, 2007 and are redeemable at the option of a majority of the Board of Directors of the Company at $.01 per Right at any time until the tenth day following an announcement of the acquisition of 15% or more of the Common Stock.

         The foregoing provisions of the Rights Agreement may have the effect of delaying, deferring or preventing a change in control of the Company.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed with the Commission pursuant to Section 13 of the Exchange Act, are hereby incorporated in this prospectus by reference:


         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1997.

         2. Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998, and September 25, 1998.

         3. Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23,
                  1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19,
                  1998, June 2, 1998, June 3, 1998, June 24, 1998, June 26,
                  1998, July 2, 1998, July 14, 1998, July 15, 1998, July 29,
                  1998, September 3, 1998, September 8, 1998, September 9, 1998, September 29, 1998, October 13, 1998, October 21, 1998,
                  October 28, 1998 (two reports), November 3, 1998, and
                  November 24, 1998.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered hereunder shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                                     EXPERTS

         The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included in the Company's 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the 1997 Annual Report on Form 10-K, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

         With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in each such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                     VALIDITY OF THE COMPANY'S COMMON STOCK

         The validity of the Common Stock offered hereby is being passed upon for the Company by Brown & Wood LLP, New York, New York.

         No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of the Company since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1)




Registration Fee..................................................................................               $7,422
Fees and Expenses of Counsel......................................................................                2,500
Fees and Expenses of Accountants..................................................................                3,000
Printing and Engraving............................................................................                1,000
Miscellaneous.....................................................................................                3,000
                                                                                                                  -----

   Total..........................................................................................              $16,922
                                                                                                                -------
                                                                                                                -------



-----------

(1) All amounts, other than the registration fee, are estimated and are subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits

         The following exhibits are filed herewith or incorporated herein by reference.

 EXHIBIT                          DESCRIPTION
 NUMBER

    4.1  Restated Certificate of Incorporation of registrant, dated
         April 28, 1998. (1)
    4.2 Amended and Restated Bylaws of registrant, effective as of April 15, 1997. (2)
    4.3 Amended and Restated Rights Agreement, dated as of December 2, 1997 between the registrant and ChaseMellon Shareholder Services, L.L.C. (3)
    4.4  Form of certificate representing Common Stock. (4)
     5* Opinion of Brown & Wood LLP as to the legality of the registrant's Common Stock being registered hereby.
    15* Letter of Deloitte & Touche LLP with respect to unaudited interim financial information.
  23.1* Consent of Brown & Wood LLP with respect to the legality of securities being registered (contained in Exhibit 5).
  23.2* Consent of Deloitte & Touche LLP, independent auditors, with respect to financial statements of the registrant.
    24*  Power of Attorney (included on page II-4)


-----------

    *     Filed herewith.

    (1) Incorporated by reference to Exhibit 3(i) to the registrant's quarterly report on form 10-Q for the quarter ended March 27, 1998.
    (2) Incorporated by reference to Exhibit 3(i) to the registrant's quarterly report on form 10-Q for the quarter ended March 28, 1997.
    (3) Incorporated by reference to Exhibit 4 to the registrant's current report on form 8-K dated December 2, 1997.
    (4) Incorporated by reference to Exhibit 4(uuuu) to the registrant's registration statement on form S-3 (File No. 333-44173).

ITEM 17. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference into the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 24th day of November, 1998.

                                     MERRILL LYNCH & CO., INC.

                                     By:       /s/  David H. Komansky
                                        ----------------------------------------
                                                    David H. Komansky
                                                 (Chairman of the Board and
                                                   Chief Executive Officer)


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Komansky, E. Stanley O'Neal, and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 24th day of November, 1998.


              Signature                                Title


      /s/ David H. Komansky                 Chairman of the Board, Chief
---------------------------------------
         (David H. Komansky)                Executive Officer and Director


      /s/ Herbert M. Allison, Jr.           President, Chief Operating
---------------------------------------
         (Herbert M. Allison, Jr.)          Officer and Director


      /s/ E. Stanley O'Neal                 Senior Vice President and
---------------------------------------
         (E. Stanley O'Neal)                Chief Financial Officer (Principal
                                            Financial Officer)


      /s/ Michael J. Castellano             Senior Vice President and Controller
---------------------------------------
         (Michael J. Castellano)            (Principal Accounting Officer)

      /s/ W.H. Clark                                         Director
---------------------------------------
         (W.H. Clark)


      /s/ Jill K. Conway                                     Director
---------------------------------------
         (Jill K. Conway)


      /s/ Stephen L. Hammerman                               Director
---------------------------------------
         (Stephen L. Hammerman)


      /s/ Earle H. Harbison, Jr.                             Director
---------------------------------------
         (Earle H. Harbison, Jr.)


      /s/ George B. Harvey                                   Director
---------------------------------------
         (George B. Harvey)


      /s/ William R. Hoover                                  Director
---------------------------------------
         (William R. Hoover)


      /s/ Robert P. Luciano                                  Director
---------------------------------------
         (Robert P. Luciano)


      /s/ David K. Newbigging                                Director
---------------------------------------
         (David K. Newbigging)


      /s/ Aulana L. Peters                                   Director
---------------------------------------
         (Aulana L. Peters)


      /s/ John J. Phelan, Jr.                                Director
---------------------------------------
         (John J. Phelan, Jr.)


      /s/ John L. Steffens                                   Director
---------------------------------------
         (John L. Steffens)


      /s/ William L. Weiss                                   Director
---------------------------------------
         (William L. Weiss)

                                  EXHIBIT INDEX

    EXHIBIT                      DESCRIPTION
    NUMBER                       -----------

      4.1  Restated Certificate of Incorporation of registrant, dated
           April 28, 1998. (1)
      4.2  Amended and Restated Bylaws of registrant, effective as of
           April 15, 1997. (2)
      4.3 Amended and Restated Rights Agreement, dated as of December 2, 1997 between the registrant and ChaseMellon Shareholder
           Services, L.L.C. (3)
      4.4  Form of certificate representing Common Stock. (4)
       5* Opinion of Brown & Wood LLP as to the legality of the registrant's Common Stock being registered hereby.
      15* Letter of Deloitte & Touche LLP with respect to unaudited interim financial information.
    23.1* Consent of Brown & Wood LLP with respect to the legality of securities being registered (contained in Exhibit 5).
    23.2* Consent of Deloitte & Touche LLP, independent auditors, with respect to financial statements of the registrant.
    24*    Power of Attorney (included on page II-4)


-----------

      *    Filed herewith.

    (1) Incorporated by reference to Exhibit 3(i) to the registrant's quarterly Report on form 10-Q for the quarter ended March 27, 1998.
    (2) Incorporated by reference to Exhibit 3(i) to the registrant's quarterly report on form 10-Q for the quarter ended March 28, 1997.
    (3) Incorporated by reference to Exhibit 4 to the registrant's current report on form 8-K dated December 2, 1997.
    (4) Incorporated by reference to Exhibit 4(uuuu) to the registrant's registration statement on form S-3 (File No. 333-44173).